                                  EXHIBIT 23B

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to (1) the inclusion in this Form 10-K of our Report (Gaither Koewler Rohlfer Luckett & Co. as predecessor to Gaither Rutherford & Co., LLP) dated January 13, 1993, on the consolidated financial statements of National City Bancshares, Inc. 1992 for the year ended December 31, 1992, and (2) the incorporation of our report included in this Form 10-K into the Corporation's previously filed Registration Statement Commission File No. 0-13585.

As independent certified public accountants, we hereby consent to the inclusion in this Form 10-K of our report (Gaither Koewler Rohlfer Luckett & Co. as predecessor to Gaither Rutherford & Co., LLP) dated January 22, 1993, on the consolidated financial statements of Lincolnland Bancorp, Inc. for the year ended December 13, 1992.



/s/ GAITHER RUTHERFORD & CO., LLP
Certified Public Accountants
Evansville, Indiana
March 24, 1995